Exhibit 32.02

EXHIBIT 32.02
CERTIFICATION

I, Debi B. Halbert, the Chief Financial Officer of ProFutures, Inc., as General Partner of ProFutures Diversified Fund, L.P., certify that (i) the Form 10-Q for the quarter ended September 30, 2008 of ProFutures Diversified Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended September 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of ProFutures Diversified Fund, L.P.

PROFUTURES DIVERSIFIED FUND, L.P.

By:	ProFutures, Inc., General Partner

By:	/s/ DEBI B. HALBERT
Debi B. Halbert
Chief Financial Officer
November 14, 2008

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